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                                                                    EXHIBIT 99.4

                                 PHAMIS, INC.

            1001 Fourth Avenue Plaza, Suite 1500, Seattle, WA 98154

          PROXY FOR THE JULY 9, 1997 SPECIAL MEETING OF SHAREHOLDERS

       This Proxy is solicited by the Board of Directors of PHAMIS, Inc.

     The undersigned shareholder(s) of PHAMIS, Inc. (the "Company") hereby appoints Frank T. Sample and Gregg W. Blodgett, and each of them, as proxies, each with the power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on May 22, 1997 at the Special Meeting of Shareholders to be held on July 9, 1997, and at any and all adjournments thereof.

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1. Agreement and Plan of Merger between the Company and IDX Systems Corporation:

        FOR             AGAINST         ABSTAIN

Shares represented by properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting of Shareholders. THE BOARD OF DIRECTORS RECOMMENDS VOTE "FOR" THE MATTER LISTED IN ITEM 1. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE MATTER LISTED IN ITEM 1, AND IN THE DISCRTION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS;


                                        Dated:                   , 1997
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                                        Signature(s)

                                        -------------------------------
                                        Signature(s)

                                        Please sign as name(s) appears on this
                                        proxy and date this proxy, if a joint
                                        account, each joint owner must sign. If
                                        signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.



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